UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2006
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Harborside Financial Center, Suite 1720

17th Floor, Jersey City, New Jersey 07311-1114
(Address of principal executive offices)

(201) 631-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

White Mountains Insurance Group, Ltd. (“White Mountains”) hereby amends its 8-K filing dated February 2, 2006, in which it furnished its earnings release and unaudited financial statements for the three months and year ended December 31, 2005.

The financial statements in this amendment reflect an increase in White Mountains’ 2005 net income of $21.1 million and a decrease in White Mountains’ after-tax unrealized investment gains of an equal amount. This change has no impact on White Mountains’ fully converted tangible book value per share, its shareholders’ equity or its adjusted comprehensive net income for 2005. The amended financial statements reflect EITF Topic D-46, “Accounting for Limited Partnership Investments”, whereby changes in the value of limited partnership investments over which White Mountains is deemed to have influence (generally by virtue of an ownership interest greater than five percent) are accounted for under the equity method. As a result, changes in the value of White Mountains’ interests in these limited partnership interests have been reclassified to realized investment gains from unrealized investment gains. The revised financial statements are furnished in Exhibit 99.1 to this Form 8-K/A.

Certain information included in the financial statements constitutes a non-GAAP financial measure (as defined in Regulation G of the Securities and Exchange Commission). Specifically, the non-GAAP financial measure disclosed in the financial statements is adjusted comprehensive net income. White Mountains believes this measure to be more relevant than the comparable GAAP measure in evaluating White Mountains’ financial performance.

Adjusted comprehensive net income is a non-GAAP measure that excludes the change in net unrealized gains from Symetra’s fixed maturity portfolio from comprehensive net income.  GAAP requires these assets to be marked-to-market, which results in gains during periods when interest rates fall and losses in periods when interest rates rise.  Because the liabilities related to the life insurance and structured settlement products that these assets support are not marked-to-market, it is likely that the economic impact on Symetra would be the opposite of that shown under GAAP (i.e., in general, Symetra’s intrinsic value increases when interest rates rise and decreases when interest rates fall).  A schedule is included in Exhibit 99.1 to this Form 8-K/A that reconciles White Mountains’ comprehensive net income and adjusted comprehensive net income.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Selected financial statements of White Mountains Insurance Group, Ltd., furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: February 17, 2006	By:	/s/	J. BRIAN PALMER
J. Brian Palmer Chief Accounting Officer